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EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our annual report dated November 3, 1995, which appears on page F-2 of the May & Speh, Inc. Prospectus dated March 26, 1996.

PRICE WATERHOUSE LLP

Chicago, Illinois
October 7, 1996